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                                                                   EXHIBIT 10.28



                              EMPLOYMENT AGREEMENT

        This AGREEMENT ("Agreement") is effective on the 1st day of January 2003, by and between NIKOLAS ANTONOPOULOS, an individual resident of the State of New Jersey ("Executive"), and FAIRFAX FINANCIAL HOLDINGS LIMITED, a corporation organized under the laws of the Province of Ontario, Canada, (together with its successors and assigns, "Fairfax") and Fairfax's indirect, wholly-owned subsidiaries, CRUM & FORSTER HOLDING INC., a corporation organized under the laws of the State of Delaware, (together with its successors and assigns, "C&F") and CRUM & FORSTER HOLDINGS CORP., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, "Holdings").

                              W I T N E S S E T H:

        WHEREAS, Fairfax, C&F and Holdings are desirous of employing Executive in accordance with the terms and conditions set forth in this Agreement, and Executive is desirous of being so employed;

        NOW, THEREFORE, in consideration of the premises and the agreements contained in this Agreement, Fairfax, C&F and Holdings Executive (together the "Parties" and individually a "Party"), intending to be legally bound, hereby agree as follows:

SECTION 1.   SCOPE OF EMPLOYMENT

        1.1 Title. Executive shall be President of C&F and President and Chief Operations Officer of Holdings and President of their wholly owned insurance subsidiaries (collectively, the "Companies"), excluding Seneca Insurance Company, Inc. and its subsidiaries.

        1.2 Duties. As President and Chief Operations Officer, Executive shall be responsible both for managing the day-to-day operations of the Companies, reporting to the Chairman of the Board and Chief Executive Officer of C&F, and for performing any additional services that are delegated to Executive by C&F's or Holdings' Chairman of the Board and Chief Executive Officer and Boards of Directors (the "Board"). Executive shall devote substantially all of Executive's business time and efforts to the performance of the responsibilities of the office of President of C&F and President and Chief Operations Officer of Holdings diligently and to the best of Executive's abilities and shall not, without the prior written consent of the Chief Executive Officer and the Board, accept other employment or render or perform other duties, nor shall Executive have any direct or indirect ownership interest in any other business which is in competition with the business of Fairfax, C&F, or Holdings and their affiliated companies, other than up to five percent (5%) of the outstanding securities of a corporation (determined by vote or value) or limited partnership interests constituting up to five percent (5%) of the value of any such partnership. The foregoing shall not preclude Executive from engaging in charitable and



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personal investment activities, provided that, in the judgment of the Board, such activities do not materially interfere with Executive's performance.

        1.3 Place of Performance. Executive shall be based in Morristown, New Jersey, at the principal offices of C&F or such other place as may be agreed to in writing by the Parties.

SECTION 2.   TERM

        2.1 Term. C&F hereby employs the Executive on a rolling, two-year basis, with the period of the Executive's employment under this Agreement commencing on January 1, 2003 and continuing for a minimum period of two years thereafter, with a provisional ending date of January 1, 2005 ("Term"), such ending date subject to automatic extension as provided below. The period of the Executive's employment hereunder within the Term and any automatically extended terms is herein referred to as the "Employment Period".

        2.2 Automatic Extension. On January 1, 2003, and on each day thereafter, the Employment Period shall be extended automatically by one day unless at any time after January 1, 2003, C&F delivers to the Executive, or the Executive delivers to C&F, written notice that the Employment Period will not thereinafter be further extended and will therefore end at the expiration of the then existing Employment Period, including any previous extensions. Following such notice, the Employment Period will not be further extended except by mutual agreement of C&F and the Executive. Thus, after January 1, 2003, until written notice is received by either party, the unexpired Employment Period at any point in time shall be two years. The Employment Period shall continue until the expiration of all automatic extensions effected as described herein, unless and until it ceases or is terminated sooner as provided for in Section 5.

SECTION 3.   CASH COMPENSATION; EXPENSES

        3.1 Base Salary. Executive shall be paid a base salary (the "Base Salary") during the Employment Period at an annual rate of five hundred thousand United States dollars (US$500,000). The Base Salary shall be (a) payable in equal installments on the schedule that C&F or the Companies may implement from time to time for general payroll purposes (but not less frequently than monthly), and (b) subject to any withholdings and deductions required by applicable law or requested by Executive. The then current Base Salary shall be reviewed in good faith by both the Chairman of the Board of Fairfax and the Chief Executive Officer of C&F within a ninety (90) day period following January 1st of each year that this Agreement is in effect and any recommendation for a salary increase shall be presented to the Board of Directors of Fairfax or any designated committee thereof as deemed appropriate after such review; provided, however, that in no event shall the Base Salary of the Executive be reduced below five hundred thousand United States dollars (US$500,000) annually without the Executive's prior written consent.

        3.2 Annual Cash Bonus. Executive shall be paid a cash bonus (the "Cash Bonus"), the amount of which will not be less than two hundred fifty thousand United States dollars


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(US$250,000) for services rendered during calendar years 2003 and 2004. The Cash
Bonus shall be determined by the Board of Directors of Fairfax or of C&F or such other person or group as designated by the Chairman of the Board of Fairfax. The Cash Bonus shall be paid in January following the subject year or at such other time within sixty (60) days of January 1st as Executive and C&F may agree. Executive will be eligible to participate in the senior executive bonus pool, which will be thirty-five percent (35%) of the betterment expressed in dollars of a pre-agreed moving, operating combined ratio on a GAAP basis, the details of which will be developed with Fairfax as part of a C&F Executive Bonus Plan ("Plan) or such other plan as may be mutually agreed to between Fairfax and the Executive.

        3.3 Reimbursement of Expenses. C&F shall pay or reimburse the Executive for all reasonable business expenses, including first class travel and accommodation, actually incurred or paid by the Executive during the Employment Period under this Agreement in performance of Executive's services hereunder in accordance with the current practices of C&F applicable to the Executive. All reimbursements are subject to modification from time to time hereafter, provided that such modification does not adversely affect the Executive's payments or reimbursements incurred prior thereto. Such payments or reimbursements shall be made upon presentation of expense statements or vouchers or such other supporting information as C&F or the Companies may require of its senior executives.

SECTION 4.   ADDITIONAL EXECUTIVE BENEFITS

        4.1 Memberships. During the Employment Period, C&F or the Companies shall reimburse Executive for all reasonable costs and expenses associated with Executive's memberships in appropriate business and professional clubs and organizations.

        4.2 Automobile. During the Employment Period, C&F or the Companies shall provide Executive with the unrestricted use of a luxury automobile and shall pay for all expenses pertaining thereto, including, but not limited to, operating expenses, taxes, insurance, and maintenance expenses.

        4.3 Professional Consultation. From Executive's date of employment through the end of the Employment Period, C&F or the Companies shall reimburse Executive for expenses incurred by Executive for reasonable personal financial and tax consultation, including, but not limited to, fees charged by attorneys, CPA's or financial planners.

        4.4 Property Tax Equalization. From Executive's date of employment through the end of the Employment Period, C&F or the Companies shall reimburse Executive, on a net of income taxes basis, for Executive's property tax differential between Executive's primary residence in New York and Executive's primary residence in New Jersey. Executive's property tax differential for each year shall be the excess, if any, of (a) over (b) or the pro rata portion of such excess in respect of the year in which the New Jersey residence is purchased and in respect of the last year of the Employment Period if the Employment Period does not end on December 31: (a) the total annual property tax applicable to the Executive's primary New Jersey residence in a single family house for the first full year following the year in which such residence was


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purchased, and (b) the total annual property tax applicable to the Executive's primary New York residence in a single family house for the last full year prior to the year in which the New York primary residence was sold.

        4.5 Indemnification. Pursuant to applicable law, Fairfax, C&F and Holdings shall promptly indemnify and hold harmless Executive if Executive is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any action or suit by or in the right of any of the affiliates of Holdings (collectively, a "Proceeding") arising out of, or relating to, the fact that Executive is or was a director, executive, employee, representative or agent of any of Fairfax, C&F or Holdings any of their affiliates, against any and all judgments, settlements, penalties, fines, liabilities, losses, costs or expenses (including, but not limited to, court costs, disbursements, and reasonably incurred attorneys and expert witness fees) incurred or suffered in connection with, or in anticipation of, a Proceeding, to the extent that Executive acted in a manner Executive believed in good faith to be in or not opposed to the interests of the Fairfax, C&F or Holdings or any of their affiliates, and, in the case of any criminal proceeding, had no reasonable cause to believe Executive's conduct was unlawful. Fairfax, C&F or Holdings or any of their affiliates may not indemnify Executive in connection with any Proceeding to the extent that the Executive is finally adjudged either (x) to be liable to Fairfax, C&F or Holdings or any of their affiliates or (y) to be liable on the basis that Executive improperly received personal benefit. Indemnification in connection with a Proceeding brought by or in the right of Fairfax, C&F or Holdings or any of their affiliates shall be limited to costs and expenses incurred in connection with, or in anticipation of the Proceeding (including, without limitation, court costs, disbursements, and reasonably incurred attorneys and expert witness fees). Pursuant to applicable law, Executive shall be entitled to an advancement of any and all costs and expenses incurred in connection with, or in anticipation of any threatened or actual Proceeding, or in connection with seeking to enforce Executive's rights under this Subsection 4.5, within fifteen (15) days after Executive gives written notice requesting such an advancement. Such notice shall include, to the extent required by applicable law, an undertaking by Executive to repay the amount advanced if Executive is ultimately determined not to be entitled to indemnification against such costs and expenses. Additionally, during the Employment Period and for six (6) years thereafter, Fairfax shall cover Executive under any directors and officers liability insurance policy that it may then have in effect. Executive's rights under this Subsection 4.5 shall continue even if Executive has ceased to be a director, officer, executive, employee, representative, or agent of any of Fairfax, C&F, or Holdings or any of their affiliates and shall inure to the benefit of Executive's heirs, executors and administrators.

        4.6 Tax Payments. The Companies agree to indemnify the Executive in connection with any and all taxes which may become payable by the Executive under Section 280 (G) of the Internal Revenue Code of 1986, as amended.

SECTION 5.   TERMINATION

        5.1 Termination Due to Death or Disability. In the event Executive's employment with the Companies is terminated (a) due to Executive's death, or (b) by the Companies due to


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Executive's Disability, then, in any such case, Executive (or, in the case of termination of employment due to death of Executive, the estate or other legal representative of Executive) shall be entitled to the following:

                (i) Salary. The total amount of Executive's then Base Salary for a six (6) month period shall be paid in a lump sum, without discount, subject to any withholdings and deductions required by applicable law or requested by Executive as soon as reasonably possible following Executive's termination of employment date as hereinafter defined.

                (ii) Benefits. In the case of the Executive's Disability, life insurance and other death benefits, health and medical benefits, disability benefits and other welfare benefits, no less favorable to Executive than those provided prior to the Termination Date under the C&F Benefit Plans, shall be continued for the period of such Disability but, in no event, beyond what would be provided under the C&F or any of the Companies' long-term disability benefit plan in effect at the time.

                (iii) Bonus. Upon termination of employment, Executive shall be paid the pro-rata portion of the Annual Cash Bonus provided under Subsection 3.2 that would have been paid to Executive had the termination of Executive's employment not occurred. Such bonus will be paid in accordance with C&F's or the Companies' standard practices and timing for payment of annual bonuses.

For purposes of this Agreement, the term "DISABILITY" shall mean "disability" as defined in the then current United States Fire Insurance Company Long Term Disability Plan.

        5.2 Termination Without Cause or Termination by Executive for Good Reason. In the event Executive's employment with Fairfax, C&F or Holdings or the Companies is terminated (a) by Fairfax, C&F or Holdings or the Companies without Cause, or (b) by Executive for Good Reason, then, in any such case, Executive shall be entitled to the following:

                (i) Salary Equivalent. Fairfax, C&F or the Companies shall pay Executive an amount equal to Executive's Base Salary as of the Termination Date, for a period of thirty-six (36) months from the Termination Date. Payments pursuant to this Subsection 5.2(i) shall be at such times and in accordance with such procedure as apply to payments governed by Subsection 3.1.

                (ii) Annual Cash Bonus. Fairfax, C&F Holdings or the Companies shall pay the Executive each January for a period of thirty-six (36) months from the Termination Date, a cash amount equal to Executive's Base Salary as of the Termination Date.

                (iii) Acceleration of Vesting of Restricted Stock Awards. All then unvested Fairfax restricted stock awards shall be fully vested as of the Termination Date.

                (iv) Vested Plan Benefits. C&F, Holdings or the Companies shall pay or make available to Executive all vested benefits accrued or available under any Benefit Plan in accordance with and subject to the terms of such Benefit Plans.

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                (v) Miscellaneous Health, Death and Disability Benefits. C&F,
Holdings or the Companies shall provide Executive with life insurance and other death benefits, health and medical benefits and long term disability benefits substantially similar to those benefits provided to Executive prior to the Termination Date under the Benefit Plans, for a period of thirty-six (36) months following the Termination Date, with contribution by the Executive in a manner and percentage similar to that prior to the Executive's Termination Date. These benefits shall cease, however, if and when the Executive becomes eligible to participate in similar benefit plans provided by another employer.

                (vi) Placement Services. At no cost to Executive, C&F, Holdings or the Companies shall provide Executive, if Executive desires such assistance, with the assistance of a nationally recognized executive placement firm for a period of twelve (12) months following the Termination Date; provided, however, that C&F or the Companies shall not be required to continue to provide Executive with such assistance in the event that Executive begins other full time employment during such period.

For purposes of this Agreement, the following terms shall have the following meanings:

"Cause" shall mean:

                (a) the willful and continued failure of Executive, after written notice to Executive, to substantially perform Executive's duties on behalf of Fairfax, C&F or Holdings or their affiliates, other than any such failure resulting from incapacity due to physical or mental illness or death;

                (b) the willful engagement of Executive in gross misconduct materially and demonstrably injurious to Fairfax, C&F, Holdings or their affiliates;

                (c) the Executive's conviction in a court of law of any criminal felony offense involving dishonesty or breach of trust under the laws of the United States or any other jurisdiction the laws of which may apply;

                (d) the Executive's willful failure to perform specific written directives of the Board of Directors of C&F or the Chairman and Chief Executive Officer which directives are consistent with the scope and nature of the Executive's existing duties;

                (e) formal directive by any insurance regulatory authority governing the Companies' ability to conduct business operations to remove the Executive as an Officer of C&F, Holdings or any of their subsidiaries.

An act or failure to act on the part of Executive shall be considered "willful" if done, or failed to be done, by Executive in the absence of good faith and without reasonable belief that such action or omission was in the best interest of the Companies.

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"Good Reason" shall mean the occurrence of any of the following events without
Executive's express prior written consent:

                (a) the assignment to Executive by Fairfax, C&F or Holdings or the Companies of any duties, responsibilities or status with Fairfax, C&F or Holdings or the Companies that, when compared to Executive's previous duties, responsibilities and status with Fairfax, C&F or Holdings or the Companies, are degrading to Executive or materially inconsistent with Executive's qualifications; including ceasing to be and have functions and responsibilities of Senior Executive Vice President, Treasurer and Chief Financial Officer of C&F or Holdings;

                (b) any diminution of Executive's duties or responsibilities or loss of title resulting from a corporate restructuring or a reorganization of operations within C&F, Holdings or the Companies shall constitute "Good Reason" hereunder if, but only if, following such restructuring or reorganization, the responsibilities, authorities and status of the Executive, viewed in the aggregate (and thus taking into account enhancements as well as diminishments), are materially diminished;

                (c) a relocation of Executive's principal office beyond a thirty
                (30) mile radius of Morristown, New Jersey, without Executive's written consent;

                (d) any material breach by Fairfax, C&F, Holdings or the Companies of a provision of any written agreement between Fairfax, C&F or Holdings or the Companies and Executive, including this Agreement, if not cured within twenty (20) days of written notice of such breach delivered by Executive to Fairfax, C&F, Holdings or the Companies; or

                (e) any failure by Fairfax, C&F, Holdings or the Companies to promptly obtain an assumption of any then remaining obligations under this Agreement by any successor or assign of Fairfax, C&F, Holdings or the Companies.

        5.3 Termination for Cause or by Executive Without Good Reason. Without limiting Subsection 5.4, in the event Executive's employment with Fairfax, C&F, Holdings or the Companies is terminated (a) for Cause, or (b) by Executive without Good Reason, Executive shall not be entitled to receive any compensation from Fairfax, C&F, Holdings or the Companies for periods after the Termination Date.

         5.4 Mutual Termination. Fairfax, C&F, Holdings or the Companies and Executive shall have the right at any time prior to expiration of the Employment Period to terminate the


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employment of Executive hereunder for any reason or for no reason upon their mutual agreement to do so, such mutual agreement to be set forth in a writing signed by the Parties.

        5.5 Miscellaneous:


                (a) On any termination of Executive's employment with Fairfax, C&F, Holdings or the Companies, Executive shall be entitled to:

                     (i)    base salary through the Termination Date;

                     (ii) the balance of any annual, long-term, or other incentive award accrued as of the Termination Date (but not yet paid);

                     (iii) a lump-sum payment in respect of accrued but unused paid time off at Executive's Base Salary rate in effect as of the Termination Date;

                     (iv) other or additional benefits accrued or payable as of the Termination Date in accordance with applicable plans, programs and arrangements of C&F or Holdings (including, without limitation, Sections 3 and 4); and

                     (v) payment or provision, reasonably promptly when due, of all amounts and benefits owed to Executive in connection with the termination;

                (b) in the event of any termination of Executive's employment with Fairfax, C&F, Holdings or the Companies, no contractual obligations to Fairfax, C&F, Holdings or the Companies shall restrict Executive's right to perform services for any new employer. Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of Fairfax, C&F, Holdings or the Companies under this Agreement; and there shall be no offset against amounts due Executive under this Agreement on account of
                     (i) any claim that Fairfax or C&F or the Companies may have against Executive or (ii) any remuneration or other benefit earned or received by Executive after such termination. Any amounts due under this Section 5 are considered to be reasonable by Fairfax, C&F, Holdings or the Companies and are not in the nature of a penalty.

        5.6 Termination Date and Notice of Termination

                (a) Notice. Any termination of Executive's employment with Fairfax, C&F, Holdings or the Companies (other than termination upon the death of Executive, upon expiration of the Employment Period, or by mutual agreement pursuant to Subsection 5.4) shall be


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communicated by written Notice of Termination to the other Parties. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provisions in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provisions so indicated.

                (b) Termination Date. "Termination Date" shall mean (i) if Executive's employment is terminated by Executive's death, the date of Executive's death, (ii) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given provided that Executive shall not have returned to the performance of duties on a full-time basis during such thirty (30) day period), (iii) if Executive's employment is terminated for Cause, ten (10) days after Notice of Termination is given, (iv) if Executive's employment is terminated by Executive for Good Reason, thirty (30) days after Notice of Termination is given by Executive, (v) if Executive's employment is terminated by mutual agreement of the parties pursuant to Subsection 5.4, then the date agreed upon by the parties, (vi) if Executive's employment is terminated by expiration of the Employment Period, the last day of the Employment Period, and (vii) if Executive's employment is terminated for any other reason, the date on which Executive ceases to perform Services unless some other date is agreed to in writing.

SECTION 6.   REPRESENTATIONS OF THE PARTIES

Fairfax, C&F and Holdings represent and warrant to Executive that (a) this Agreement has been duly executed and delivered by Fairfax, C&F and Holdings, (b) the execution, delivery and performance of this Agreement by and Fairfax, C&F and Holdings has been duly authorized by all necessary corporate action on the part of each of Fairfax, C&F and Holdings, (c) this Agreement constitutes the legal, valid and binding obligation of each of Fairfax, C&F and Holdings, enforceable against each of Fairfax, C&F and Holdings in accordance with its terms, and (d) the execution, delivery and performance of this Agreement by Fairfax, C&F and Holdings does not, and will not, conflict with, violate, or constitute a breach of or a default under, (i) the Articles or Certificate of Incorporation or Bylaws of Fairfax, C&F or Holdings, (ii) any provision of law or regulation applicable to any of the Fairfax, C&F or Holdings, (iii) any provision of any indenture, agreement or other instrument to which any of Fairfax, C&F or Holdings is a party or by which Fairfax, C&F or Holdings is bound or affected, with respect to which any such conflict, violation, breach or default would render this Agreement unenforceable or would have a material adverse effect on the financial condition of the Fairfax, C&F or Holdings, and
(e) neither Fairfax, C&F nor Holdings has received any legal advice contrary to their representations and warranties set forth in this Section 6. Executive represents and warrants to Fairfax, C&F and Holdings that (a) Executive's execution, delivery and performance of this Agreement do not, and will not, conflict with, violate, or constitute a breach of or a default under, any provision of law or regulation applicable to Executive or any provision of any agreement, contract or other instrument to which Executive is a party or by which Executive is otherwise bound, (b) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, and (c) Executive has not received any legal advice contrary to Executive's representations and warranties set forth in this Section 6.

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SECTION 7.   CERTAIN COVENANTS.

        7.1 Confidential Data. Executive covenants that Executive shall not, without the prior written consent of the Board of Directors of either Fairfax, C&F or Holdings or its affiliates or a person authorized by such Board of Directors, disclose to any person, other than (x) employees, agents or representatives of Fairfax, C&F or Holdings or its affiliates, (y) in connection with performing the Services or (z) in confidence to an attorney for the purpose of obtaining legal advice, any confidential proprietary information about Fairfax, C&F or Holdings or their affiliates or their businesses, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by Executive) or unless Executive is required to disclose such information by a court, arbitrator, governmental body, or other person with apparent authority to require such disclosure. The foregoing covenant by Executive shall be without limitation as to time and geographic application.

        7.2 Property of Fairfax, C&F, Holdings and Their Affiliates. Executive acknowledges that from time to time in the course of providing services pursuant to this Agreement, Executive shall have the opportunity to inspect and use certain property, both tangible and intangible, of Fairfax, C&F, Holdings or their affiliates and Executive hereby agrees that said property shall remain the exclusive property of Fairfax, C&F, Holdings or their affiliates, and Executive shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Executive's customer and supplier lists, contact forms, books of account, computer programs and similar property.

        7.3 Equitable Relief. Executive acknowledges that the services to be rendered by Executive are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by Executive of any of the provisions contained in this Agreement may cause Fairfax, C&F or Holdings or their affiliates irreparable injury and damage. Executive further acknowledges that Executive possesses unique skills, knowledge and ability and that competition by Executive in violation of this Agreement or any other breach of the provisions of this Agreement could be extremely detrimental to Fairfax, C&F, Holdings or their affiliates. By reason thereof Executive agrees that Fairfax, C&F, Holdings or their affiliates may be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Executive.

        7.4 Limitations on Remedies. Fairfax, C&F, Holdings or its affiliates shall not be entitled to suspend payments otherwise due Executive by reason of Executive's violation of Section 7 hereof (whether before or after a judgment is obtained by C&F against Executive). Fairfax, C&F or Holdings shall not be entitled to set off against the amounts payable to Executive under this Agreement any amounts owed to Fairfax, C&F, Holdings or their affiliates by Executive. Nothing in this Subsection 7.4 shall limit Fairfax's, C&F's, Holdings' or their affiliates' remedies in the case of Executive's violation of this Agreement, except as otherwise specifically provided in this Subsection 7.4.

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        7.5 Covenant Not to Solicit. Executive agrees that, for a period of twelve (12) months after the Termination Date, Executive will not actively solicit to hire either directly or indirectly any non-clerical employee of Fairfax, C&F, Holdings and their affiliates.

SECTION 8.   MISCELLANEOUS.

        8.1 Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than Executive's rights to compensation and benefits hereunder, which may be transferred by will, by operation of law, or pursuant to the following sentence, in each case subject to the limitations set forth in this Agreement. Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Executive's death by giving Fairfax, C&F, Holdings or the Companies written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative. No rights or obligations of Fairfax, C&F, Holdings or the Companies under this Agreement may be assigned or transferred by Fairfax, C&F, Holdings or the Companies except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or similar transaction in which Fairfax, C&F, Holdings or the Companies is not the continuing entity, or the sale or liquidation of all or substantially all of the business and assets of Fairfax, C&F, Holdings or the Companies, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of Fairfax, C&F, Holdings or the Companies and such assignee or transferee promptly assumes the liabilities, obligations and duties of Fairfax, C&F, Holdings or the Companies, as contained in this Agreement, either contractually or as a matter of law.

        8.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New Jersey.

        8.3 Arbitration of all Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in New Jersey. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award may be entered in any court having jurisdiction thereof. All costs associated with any arbitration, including all legal expenses for all Parties, shall be borne by Fairfax, C&F, Holdings or the Companies subject to Fairfax's, C&F's, Holdings' or the Companies right to repayment by Executive of costs incurred by Executive to the extent that Fairfax, C&F, Holdings or the Companies finally prevail in such arbitration.

        8.4 Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 Notices. Unless otherwise agreed to in writing by the parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered if delivered in person, the next day or designated delivery date if delivered by overnight service or courier, upon confirmation of receipt if delivered by facsimile, or five (5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid, and

                (a)     If to Executive, addressed to:

                        Nikolas Antonopoulos
                        12 Parkwood Lane
                        Basking Ridge, New Jersey 07920

                (b)     If to C&F, addressed to:

                        Chairman of the Board
                        Crum & Forster Holding Inc.
                        305 Madison Avenue
                        Morristown, New Jersey  07962

                        with a copy to:

                        Vice President - Human Resources
                        United States Fire Insurance Company
                        305 Madison Avenue
                        Morristown, New Jersey  07962

                (c)     If to Fairfax or Holdings, addressed to:

                        Brad Martin
                        Fairfax Financial Holdings Limited
                        95 Wellington St. West, Suite 800
                        Toronto, Ontario, Canada  M5J 2NJ

or to such other person or address as shall be furnished in writing by any party to the other prior to the giving of the applicable notice or communication.

        8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        8.7 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

        8.8 Waiver. The waiver by either Fairfax, C&F, Holdings or Executive to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same provision by the other party or a waiver of a breach of another provision of this Agreement by the other party. No waiver or modification of any provision of this Agreement shall be valid unless in writing and duly executed by the party to be charged with the waiver or modification.

         8.9 Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties shall survive any termination of Executive's employment hereunder.

        8.9 Withholding Taxes. Fairfax, C&F, Holdings or their affiliates may withhold from any amounts or benefits payable under this Agreement any taxes that are required to be withheld pursuant to any applicable law or regulation.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          FAIRFAX FINANCIAL HOLDINGS LIMITED


                                          By: /s/ BRADLEY P. MARTIN
                                              ----------------------------------
                                          Name: Bradley P. Martin
                                                --------------------------------
                                          Title: Vice President
                                                 -------------------------------

Attest:
        ----------------------------

Name:
      ------------------------------
Title:
      ------------------------------



                                          CRUM & FORSTER HOLDING INC.


                                          By: /s/ VALERIE J. GASPARIK
                                              ----------------------------------
                                          Name: Valerie J. Gasparik
                                                --------------------------------
                                          Title: Secretary
                                                 -------------------------------

Attest: /s/ MARY JANE ROBERTSON
        ----------------------------

Name: Mary Jane Robertson
      ------------------------------
Title: Executive Vice President
       and Treasurer
       -----------------------------

                                          CRUM & FORSTER HOLDINGS CORP.


                                          By: /s/ VALERIE J. GASPARIK
                                              ----------------------------------
                                          Name: Valerie J. Gasparik
                                                --------------------------------
                                          Title: Corporate Secretary
                                                 -------------------------------

Attest: /s/ MARY JANE ROBERTSON
        ----------------------------

Name: Mary Jane Robertson
      ------------------------------
Title: Senior Executive Vice
       President and Chief
       Financial Officer
       -----------------------------


                                          NIKOLAS ANTONOPOULOS

                                          /s/ NIKOLAS ANTONOPOULOS
                                          --------------------------------------


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